UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 9, 2012

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

ITEM 5.07             Submission of Matters to a Vote of Security Holders

Set forth below are the final voting results for each proposal submitted to a vote of Stockholders at the Company’s Annual Meeting held on May 9, 2012. For more information on the following proposals, see the Company’s 2012 Proxy Statement.

Proposal 1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	Number of Shares
			Broker
	For	Withheld	Non-Votes

John H. Scully	43,026,956	1,921,105	2,600,758
Stephanie G. DiMarco	44,757,318	190,743	2,600,758
David P.F. Hess Jr.	44,749,254	198,807	2,600,758
Asiff S. Hirji	44,707,698	240,363	2,600,758
James D. Kirsner	44,799,607	148,454	2,600,758
Christine S. Manfredi	44,799,607	148,454	2,600,758
Wendell G. Van Auken	44,531,001	417,060	2,600,758

Proposal 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

Number of Shares
For	Against	Abstained

47,483,143	65,120	556

Proposal 3. To approve the amended and restated 2002 Stock Plan, including reserving an additional 1,900,000 shares of Common Stock for issuance thereunder.

Number of Shares
			Broker
For	Against	Abstained	Non-Votes

32,100,107	12,777,867	70,087	2,600,758

Proposal 4. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Number of Shares
			Broker
For	Against	Abstained	Non-Votes

44,795,487	81,206	71,368	2,600,758

Proposal 5. To approve the Executive Incentive Plan.

Number of Shares
			Broker
For	Against	Abstained	Non-Votes

44,727,527	147,254	73,280	2,600,758

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated:  May 15, 2012